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                                                                   Exhibit 23.02


                 [Letterhead of Dow, Lohnes & Albertson, PLLC]


                                        September 30, 1996


Education Management Corporation
300 Sixth Avenue, Suite 800
Pittsburgh, Pennsylvania  15222-2598

  Attention:  Frederick W. Steinberg, Esq.
              Senior Vice President, General Counsel and Secretary

Ladies and Gentlemen:

  In conjunction with our serving as higher education special regulatory counsel to Education Management Corporation, a Pennsylvania corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 333-10385), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the proposed initial public offering of shares of the Common Stock of the Company, our firm hereby consents to the reference to our firm in the discussion in the Registration Statement under the heading "Risk Factors -- Regulatory Consequences of a Change of Ownership or Control." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Sincerely,

                                        DOW, LOHNES & ALBERTSON, PLLC


                                        By: /s/ MICHAEL B. GOLDSTEIN
                                            ------------------------
                                                Michael B. Goldstein
                                                Member